Exhibit 4.12

SECOND AMENDMENT

This Second Amendment, effective as of the date set forth above the signatures of the parties below, amends the Exclusive Patent License Agreement dated October 24, 1997 (“AGREEMENT”) between the Massachusetts Institute of Technology (“M.I.T.”), a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts, 02139, USA and Cheung Laboratories, Inc.

WHEREAS, in 1997 Cheung Laboratories, Inc. was renamed Celsion Corporation, and in 2000 it was reincorporated as a Delaware corporation (‘‘LICENSEE”), presently having its principal office at 10220-L Old Columbia Road, Columbia, MD 21046-2364;

WHEREAS, the AGREEMENT was previously amended on May 23, 2002; and

WHEREAS, UCENSEE and M.I.T. wish to modify the provisions of the AGREEMENT as amended.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree to modify the AGREEMENT as follows:

1.	The due dates in Section 3.3 shall be extended by three (3) years. Therefore:

a.	in 3.3(a)(i), delete July 1, 2004 and replace with July 1, 2007

b.	in 3.3(a)(ii), delete June 1, 2005 and replace with June 1, 2008

c.	in 3.3(b)(i), delete June 1, 2004 and replace with June 1, 2007

d.	in 3.3(b)(ii), delete June 1, 2007 and replace with June 1, 2010

e.	in 3.3(b)(iii), delete June 1, 2008 and replace with June 1, 2011

2.	The due dates in Section 3.4 shall be extended by three (3) years. Therefore:

a.	delete 2005 and replace with 2008

b.	delete 2006 and replace with 2009

c.	delete 2007 and replace with 2010

d.	delete 2008 and replace with 2011

3.	In Section 4.1(a), the increase in the annual maintenance fees from $25,000 to $50,000 shall be postponed by three (3) years. Therefore, delete:

January 1, 2006	$50,000

and replace with:

January 1, 2006	$25,000
January 1, 2007	$25,000
January 1, 2008	$25,000
January 1, 2009	$50,000

4.	In Section 14, the address for Licensee shall be updated. Therefore, delete:

John Mon

General Manager

Cheung Laboratories

10220-I Old Columbia Road

Columbia, MD 21046-1705

and replace with:

John Mon

Vice President-New Technology

Celsion Corporation

10220-L Old Columbia Road

Columbia, MD 21046-2364

[Signature Page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized representatives.

The Effective Date of this First Amendment is 7 March 2005.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		CELSION CORPORATION

By:	/s/ Lita Nelson	By:	/s/ Augustine Y. Cheung

Name:	Lita L. Nelson	Name:	Augustine Y. Cheung

Title:	Director, Technology Licensing Office	Title:	President & CEO